Exhibit 10.1

GLORYWIN ENTERTAINMENT GROUP INC.
 (incorporated in Nevada)
Room 8, 20/F, AIA Tower,Nos 251A-301, Avenida Commercial de Macau, Macau

November 25, 2015

Mr. Meng Hoa DUONG
68X, Route 265, Sangkat Theklok 3,
Khan Toulkot, Phnom Penh,
Kingdom of Cambodia.

Dear Mr. DUONG,

Re: Letter of Employment

This letter serves to confirm your employment by GLORYWIN ENTERTAINMENT GROUP INC (hereafter referred as “the Company”) on the following terms and conditions:

1.            Position

You are employed as Chief Executive Officer and Executive Director of the Company. Your responsibilities in this position will include managing the day to day operations of the Company and you will report to the Board. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from the Company.

2.            Commencement

Your employment commenced with effect from December 1, 2015.

3.            Salary

Your salary will be USD3,000.00 per month.

4.            Annual Incremental

The quantum of annual increments and the quantum thereof shall be at the sole discretion of the Company.

5.            Discretionary Bonus

You may be eligible for discretionary bonus. Such bonus may be granted at the sole discretion of the Company and subject to the terms of the bonus plan that the Company may adopt from time to time.

6.            Probation

Your employment will be on probation for a period of three months from the date of commencement of your employment. During your probationary period, your contract of employment may be terminated:-

a)	by either party at any time during the first month of your probationary period by giving to the other party written notice of not less than seven days.

b)	by either party at any time during the second month onwards of your probationary period by giving to the other party written notice of not less one month.

7.            Termination of Employment

Subject to the By-laws of the Company, your employment may be terminated by either party by giving to the other party two months’ notice in writing or payment in lieu thereof.

8.            Working Hours

Mondays to Fridays – 8.00 a.m. to 6:00 p.m.

9.            Annual Leave

You are entitled to 18 days annual leave.

13.            Non-Disclosure

You undertake not to reveal or disclose to any person any business secrets or information of the Company or any other companies within the Group of the Company both during and after your employment with the Company.

14.            Intelligent Property

The Company shall be entitled free of charge to the sole ownership and exclusive use of any invention or improvement made or discovered by you and of any copyright, design right, trade mark or trade name created or used by you in the course of or for the purpose of providing service to the Company.

We welcome you as a member of our board and hope that your relationship with us will be long and mutually beneficial.  If you have further queries, please do not hesitate to let us know.

If you agree to the above terms and conditions, please sign and return to us the duplicate of this letter.

Yours sincerely,
For and on behalf of
GLORYWIN ENTERTAINMENT GROUP INC.

/s/ Wenwei WU
_________________________
Wenwei WU
Chairman

Confirmed and accepted by:

/s/ Meng Hoa DUONG
_________________________
Meng Hoa DUONG
Cambodia ID: 010487771
Date: November 30, 2015